UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 17, 2025 (December 17, 2025)
CELANESE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-32410	98-0420726

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
222 West Las Colinas Blvd. Suite 900N, Irving, TX 75039
(Address of Principal Executive Offices) (Zip Code)
Registrant's telephone number, including area code: (972) 443-4000

N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.0001 per share	CE	The New York Stock Exchange
4.777% Senior Notes due 2026	CE /26A	The New York Stock Exchange
2.125% Senior Notes due 2027	CE /27	The New York Stock Exchange
0.625% Senior Notes due 2028	CE /28	The New York Stock Exchange
5.337% Senior Notes due 2029	CE /29A	The New York Stock Exchange
5.000% Senior Notes due 2031	CE /31	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.
Completion of Offering of Senior Notes by Celanese US Holdings LLC
On December 17, 2025, Celanese US Holdings LLC ("Celanese US" or the "Issuer"), a wholly owned subsidiary of Celanese Corporation (the "Company"), completed its registered offering of $600,000,000 aggregate principal amount of its 7.000% Senior Notes due 2031 (the "2031 Notes") and $800,000,000 aggregate principal amount of its 7.375% Senior Notes due 2034 (the "2034 Notes" and together with the 2031 Notes, the "Notes"). The Notes have been issued under an Indenture, dated as of May 6, 2011 (the "Base Indenture"), among the Company, Celanese US, and Computershare Trust Company, N.A. (as successor trustee to Wells Fargo Bank, National Association), as trustee (the "Base Trustee"), as amended by the Seventeenth Supplemental Indenture, dated December 17, 2025 (the "Seventeenth Supplemental Indenture"), among the Company, Celanese US, certain subsidiaries of Celanese US (the "Subsidiary Guarantors"), U.S. Bank Trust Company, National Association, as series trustee, and the Base Trustee.
The net proceeds from the sale of the Notes, together with available cash, will be used (i) to repay the outstanding borrowings under the Company's five-year term loan credit agreement due 2027, (ii) to fund the previously-announced and upsized tender offers to purchase for cash approximately $1.2 billion aggregate principal amount of the Issuer's outstanding 6.665% Senior Notes due 2027 and outstanding 6.850% Senior Notes due 2028 and (iii) for general corporate purposes, which may include the repayment of other outstanding indebtedness.
The Issuer's obligations under the Notes are guaranteed on a senior unsecured basis by the Company and, initially, by the Subsidiary Guarantors. The Notes pay interest semi-annually, in arrears, on February 15 and August 15 of each year, beginning on August 15, 2026.
The offering of the Notes was registered under the Securities Act of 1933, as amended, and was made pursuant to the Registration Statement on Form S-3, Reg. No. 333-271048, and the prospectus included therein, filed by the Company with the Securities and Exchange Commission (the "Commission") on March 31, 2023, the related prospectus supplement filed with the Commission on December 5, 2025, and the free writing prospectus filed with the Commission on December 3, 2025.
The foregoing description does not constitute a complete summary of the terms of the Notes, the Base Indenture and the Seventeenth Supplemental Indenture and is qualified in its entirety by reference to the copies of the form of Notes, the Seventeenth Supplemental Indenture and the Base Indenture filed as Exhibits 4.1, 4.2 and 4.3, respectively, to this Current Report, which are each incorporated herein by reference.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information included in Item 1.01 of this Current Report is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.
(d)Exhibits

Exhibit Number	Description

4.1*	Form of Notes (included in Exhibit 4.2).

4.2*
Seventeenth Supplemental Indenture, dated as of December 17, 2025, among Celanese US Holdings LLC, Celanese Corporation, the subsidiary guarantors party thereto, U.S. Bank Trust Company, National Association, as series trustee, and Computershare Trust Company, N.A. (as successor trustee to Wells Fargo Bank, National Association), as base trustee.

4.3
Indenture, dated May 6, 2011, by and between Celanese US Holdings LLC, Celanese Corporation and Computershare Trust Company, N.A., as successor to Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K (File No. 001-32410) filed with the SEC on May 6, 2011).

5.1*	Opinion of Gibson, Dunn & Crutcher LLP, dated December 17, 2025.

23.1*	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1).

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document contained in Exhibit 101).
__________________
*Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELANESE CORPORATION

By:	/s/ ASHLEY B. DUFFIE
Name:	Ashley B. Duffie
Title:	Senior Vice President, General Counsel and Corporate Secretary

Date:	December 17, 2025
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